EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

COMARCO, Inc.

We consent to the incorporation by reference in the Registration Statements Nos. 33-42350, 33-37863, 33-44943, 33-45096, 33-50068, 33-63219, 333-1749, 333-78677, and 333-42350 on Forms S-8 of Comarco, Inc. of our report dated May 9, 2004, relating to the consolidated balance sheets of Comarco, Inc. and Subsidiaries as of January 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows, and the related schedule for each of the years in the three-year period ended January 31, 2004, which report appears in the January 31, 2004 annual report on Form 10-K of Comarco, Inc. and subsidiaries.

Our report refers to the adoption of the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” effective February 1 2002.

Our report states that the consolidated financial statements for the years ending January 31, 2003 and 2002 have been restated.

/s/    KPMG LLP

Costa Mesa, California

May 9, 2004